EXHIBIT 99.1

[LOGO APPEARS HERE]

For immediate release	For information, contact
First Citizens Bank
Janice C. Burt
Phone: (803) 931-8539
Fax:(803) 312-8850
Email: janburt@firstcitizensonline.com

First Citizens and

People’s Community Capital Corporation

Announce Acquisition

Columbia, S.C., October 18, 2004 – First Citizens Bank and Trust Company, Inc. (“FCB”), a wholly-owned subsidiary of First Citizens Bancorporation, Inc., and People’s Community Capital Corporation (“PCCC”), parent company of People’s Community Bank of South Carolina (“PCB”), announced today that they have signed a definitive agreement to merge. PCB operates three full-service offices in Aiken and North Augusta, South Carolina. Under the agreement, upon consummation of the proposed merger each of the shareholders of PCCC would receive $30.00 in cash for each of their shares of the company’s outstanding common stock.

Jim Apple, Chairman and Chief Executive Officer of FCB, stated that both banks share a strategy of providing community banking services to the markets they serve. “First Citizens looks forward to continuing to serve the residents and businesses in Aiken and North Augusta where we already have a banking presence.” FCB currently operates two offices in Aiken and recently opened a new office in North Augusta.

Tommy Wessinger, Chairman and Chief Executive Officer of PCCC, stated that the timing was right to join forces with First Citizens. “We believe this merger is the right decision for our organization and that it will be beneficial to our customers, the community, our employees and our shareholders.”

The transaction, which is subject to the approval of the shareholders of PCCC, receipt of required regulatory approvals, and other customary conditions, is expected to be completed during the first quarter of 2005.

First Citizens Bancorporation, Inc. is the parent company of FCB, The Exchange Bank of South Carolina, Inc. and Citizens Bank. FCB offers services in commercial and retail banking through its 148 offices in South Carolina and its five offices in Georgia. The Exchange Bank operates four offices in South Carolina and Citizens Bank operates two offices in Georgia. As of June 30, 2004, First Citizens Bancorporation had total consolidated assets of $4.46 billion. As of June 30, 2004, PCCC had total consolidated assets of $121.46 million.

Proxy Statement

PCCC intends to file a proxy statement with the Securities and Exchange Commission (SEC) in connection with the proposed merger of PCCC and PCB with and into FCB. INVESTORS AND SECURITY HOLDERS OF PCCC ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT PCCC, FCB AND THE MERGER. The proxy statement and other relevant materials (when they become available), and any other documents filed by PCCC or FCB with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by PCCC by directing a written request to: People’s Community Capital Corporation, 125 Park Avenue, S.W., Aiken, South Carolina 29801, Attention: Jean Covington. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

PCCC and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of PCCC in connection with the merger. Information about those executive officers and directors and their ownership of PCCC’s common stock is set forth in the PCCC Form 10-KSB for the year ended December 31, 2003, which was filed with the SEC on March 29, 2004, and the proxy statement for PCCC’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 29, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of PCCC and its executive officers and directors in the merger by reading the proxy statement regarding the merger when it becomes available.

Forward Looking Statements

This joint press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed merger. Those statements include, but are not limited to: (1) statements about the benefits of the proposed merger (including future financial and operating results, cost savings, and enhanced revenues), (2) statements regarding FCB’s and PCCC’s plans, objectives, expectations and intentions (including expectations as to when the merger will be completed) and other statements that are not historical facts; and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “looks forward,” “estimates,” “intends,” “plans,” “targets,” “projects,” “would be,” and similar expressions. These statements are based upon the current beliefs and expectations of FCB’s and PCCC’s management and they are subject to significant risks and uncertainties. Actual or future results or events may differ from those set forth in the forward-looking statements.

The following risks and other factors, among others, could cause actual results or events to differ materially from the anticipated results, events or other expectations expressed in the forward-looking statements: (1) that the businesses of FCB and PCCC will not be integrated successfully or that the process of integrating their businesses may be more difficult, time-consuming or costly than expected; (2) that expected revenue synergies and cost savings from the merger may not be fully realized or may not be realized within expected time frames; (3) that deposit attrition, operating costs, customer loss and business disruption following the merger, including without limitation difficulties in maintaining relationships with employees, may be greater than expected; (4) that required governmental approvals of the merger will not be obtained on its proposed terms and schedule; (5) that PCCC’s stockholders will not approve the merger; (6) that competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; (7) that the strength of the United States economy in general, and of the local economies in which the combined company will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined company’ s loan portfolio and allowance for loan losses; (8) that there will be changes in the U.S. legal and regulatory framework; and (9) that there will be adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined company’s business and operating results.

Additional factors that could cause FCB’s and PCCC’s results to differ materially from those described in the forward-looking statements can be found in reports (such as Annual Reports on Form 10-K or 10-KSB, Quarterly Reports on Form 10-Q or 10-QSB and Current Reports on Form 8-K) filed by First Citizens Bancorporation, Inc. and PCCC with the Securities and Exchange Commission and which are available, without charge, at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed merger or other matters attributable to FCB and PCCC or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. FCB and PCCC do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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